EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated 25 February 2009 (30 September 2009 as to the retrospective restatements related to the adoption of IFRS 2 described in Note 1 of the Accounting Policies, the change in the composition of reportable segments described in Note 38 and the consolidating financial information included in Note 43), relating to (1) the financial statements of The Royal Bank of Scotland Group plc (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 1), and (2) the effectiveness of The Royal Bank of Scotland Group plc’s internal control over financial reporting, appearing in this Form 6-K of The Royal Bank of Scotland Group plc, in the following Registration Statements:

Form Registration Statement No.

F-3 333-123972
F-3 333-100661
F-3 333-73950
S-8 333-85208
S-8 333-115726
S-8 333-120980
S-8 333-130558
S-8 333-153673
S-8 333-12378
S-8 333-13700

/s/ Deloitte LLP
Chartered Accountants and Registered Auditors
Edinburgh, United Kingdom
30 September 2009